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[PRICEWATERHOUSECOOPERS LETTERHEAD]

                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 20, 1998, except for Notes 3, 11, 14 and 22 as to which the date is June 4, 1998, on our audits of the consolidated financial statements of Home Interiors & Gifts, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Summary Historical Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Experts."

PricewaterhouseCoopers LLP
Dallas, Texas
August 21, 1998